                                                                      EXHIBIT 1

                                                                 EXECUTION COPY

                              AGREEMENT AND NOTICE


         THIS AGREEMENT AND NOTICE (this "AGREEMENT AND NOTICE") is entered into as of this 17th day of May, 2002 by the holders (the "HOLDERS") of Class B Common Stock, par value $0.01 per share (the "CLASS B COMMON STOCK") of Rock-Tenn Company (the "COMPANY"), who are signatories below.

         WHEREAS, pursuant to Article II(b)(5) of the Company's Restated and Amended Articles of Incorporation, as amended (the "ARTICLES OF INCORPORATION"), holders of the Class B Common Stock have the right to convert each share of Class B Common Stock owned by them into one share of Class A Common Stock of the Company, par value $0.01 per share (the "CLASS A COMMON STOCK").

         NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions set forth below, the parties hereto agree as follows:

         1. Notice. The Holders, by the delivery of this Agreement and Notice to the Corporate Secretary of the Company, hereby give notice of the Holders' election to exercise the Holders' right, pursuant to Article II(b)(5) of the Company's Articles of Incorporation, to convert, subject to the terms of this Agreement and Notice, each share of Class B Common Stock owned by the Holders as identified on Exhibit A hereto into one share of Class A Common Stock of the Company (the "CONVERSION").

         2. Conversion Date. The certificates representing the Class B Common Stock shall be surrendered and the Conversion shall occur on June 30, 2002 (the "CONVERSION DATE"). Subject to the paragraph 3 below, on the Conversion Date, the Company shall deliver new certificates representing shares of Class A Common Stock to the Holders in the amounts set forth next to the names listed on Exhibit A.

         3. Conditions. Notwithstanding anything in this Agreement and Notice to the contrary, the Conversion is conditioned upon (i) the waiver by each member of the Company's Management Committee and the Company of (a) any and all notice requirements relating to the Conversion pursuant to Article II(b) of the Articles of Incorporation and (b) the First Offer Rights (as defined in Article II(b)(4) of the Articles of Incorporation) with respect to the Class B Common Stock subject to the Conversion and (ii) the actual conversion pursuant to this Agreement and Notice and the Company's Articles of Incorporation of a number of outstanding shares of Class B Common Stock such that after such conversion the number of outstanding shares of Class B Common Stock will represent less than 15% of the total shares of Class A Common Stock and Class B Common Stock outstanding as of that date.

         4.       Representations. The execution, delivery and performance of this Agreement and Notice by each Holder and the consummation by each Holder of the transactions contemplated hereby are within such Holder's power and authority (and if such Holder is a corporation, partnership, limited partnership, limited liability partnership, limited liability company, or other corporate or legal entity, are within such Holder's corporate or entity power and authority and have been duly authorized by all necessary corporate or entity action on the part of such Holder). This Agreement and Notice has been duly executed and delivered by each Holder and constitutes a valid and binding agreement of each Holder, enforceable in accordance with its terms.

         5. Covenants. The Holders hereby agree that, upon the satisfaction of the conditions contained in paragraph 3, (i) the notice and election of the Conversion shall be irrevocable and the Holders shall not be permitted to withdraw any of their shares of Class B Common Stock from the Conversion and (ii) the Holders shall not sell, assign, pledge, convey or otherwise transfer any of their shares of Class B Common Stock identified on Exhibit A hereto prior to the Conversion.

         6. Miscellaneous. This Agreement and Notice shall be governed by and construed in accordance with the laws of the State of Georgia. This Agreement and Notice may be executed in one or more counterparts, each of which shall constitute an original and all of which shall constitute one and the same instrument. This Agreement and Notice may be modified or amended only by a separate writing executed by all of the parties hereto.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Notice as of the date first above written.



                                           -------------------------------------
                                           Stephen Anderson



                                           -------------------------------------
                                           Cynthia Anderson


                                           ORMOND RIVERSIDE L.P.



                                           -------------------------------------
                                           By:  J. Hyatt Brown


                                           BROWN & BROWN, INC.



                                           -------------------------------------
                                           By:  J. Hyatt Brown




                                           -------------------------------------
                                           Bradley Currey Jr.


                                           CURREY FAMILY INVESTMENTS, L.P.



                                           -------------------------------------
                                           By:  Bradley Currey Jr.

                                           -------------------------------------
                                           Sally Currey



                                           -------------------------------------
                                           Russell Currey



                                           -------------------------------------
                                           David Dreibelbis



                                           -------------------------------------
                                           Lou Brown Jewell



                                           -------------------------------------
                                           James Rubright


                                           STEED FAMILY INVESTMENTS



                                           -------------------------------------
                                           By:  Richard Steed



                                           -------------------------------------
                                           Richard Steed,  individually  and as
                                           joint tenant with Melinda Steed



                                           -------------------------------------
                                           Melinda Steed,  individually  and as
                                           joint tenant with Richard Steed

This Agreement and Notice is acknowledged and accepted as of the date first above written.

ROCK-TENN COMPANY



By:
   --------------------------------------
     Name:  Robert B. McIntosh
     Title: Corporate Secretary

                                   EXHIBIT A

              SHARES OF CLASS B COMMON STOCK SUBJECT TO CONVERSION

                                   CLASS B SHAREHOLDER                 SHARES
                  -------------------------------------------------------------
                  James Rubright                                         70,000
                  Stephen Anderson                                      143,998
                  Cynthia Anderson                                      163,152
                  Lou Brown Jewell                                      166,510
                  Bradley Currey Jr                                   1,021,493
                  Sally Currey                                          242,712
                  Currey Family Investments, L.P.                       743,992
                  Ormond Riverside L.P.                               1,046,100
                  Brown & Brown, Inc.                                   362,485
                  Richard Steed & Melinda Steed (held jointly)          179,101
                  Richard Steed                                         177,078
                  Melinda Steed                                         112,770
                  Steed Family Investments                              100,000
                  David Dreibelbis                                      177,526
                  Russell Currey                                        120,498
                                                                      =========
                  TOTAL CLASS B SHARES SUBJECT TO CONVERSION          4,757,415